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                                                                EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the 1990 Stock Plan for Key Employees of Temtex Industries, Inc. and its Subsidiaries and the Outside Directors Stock Option Plan of Temtex Industries, Inc. of our report dated October 25, 1996, with respect to the consolidated financial statements and schedule of Temtex Industries, Inc. included in the Annual Report (Form 10-K) for the year ended August 31, 1996.




                                                   /s/ ERNST & YOUNG LLP
                                                   ---------------------
                                                   ERNST & YOUNG LLP

Dallas, Texas
November 25, 1996